Exhibit 3(i)

                CERTIFICATE OF INCORPORATION
                             OF
                      RHEOMETRICS, INC.

To:  Secretary of State
     State of New Jersey

     The undersigned, of the age of 21 years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:
     FIRST: The name of the Corporation is RHEOMETRICS, INC.
     SECOND: The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.
     THIRD: The Corporation is authorized to issue two million (2,000,000) shares of common stock without par value.
     FOURTH: The address of the Corporation's initial registered office is 2438 U.S. Highway No. 22, Union, New Jersey 07083, and the name of the Corporation's initial registered agent at such address is Joseph M. Starita.
     FIFTH: The number of directors constituting the initial Board of Directors shall be two (2); and the names and addresses of the directors are as follows:

          Joseph M. Starita
          13 Beverly Drive
          Belle Meade, New Jersey  08502

          Mary M. Starita
          13 Beverly Drive
          Belle Meade, New Jersey  08502

     SIXTH: The name and address of the sole Incorporator is John Kandravy, 95 Madison Avenue, Morristown, New Jersey 07960.
     SEVENTH: One or more or all of the directors of the Corporation may be removed for cause or without cause by the stockholders of the Corporation by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.
     EIGHTH: All corporate officers, directors, employees and agents shall be indemnified to the full extent provided by law. Such indemnification may be funded through insurance or otherwise as authorized by the Board of Directors.
     IN WITNESS WHEREOF, the undersigned, the sole Incorporator of the above named Corporation, has signed this Certificate of Incorporation on the 2nd day of June, 1981.

                         /s/ John Kandravy
                         John Kandravy

                  CERTIFICATE OF AMENDMENT
             TO THE CERTIFICATE OF INCORPORATION
                             OF
                      RHEOMETRICS, INC.

To:  Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and
Section 14A:9-4(3) Corporations, General, of the New Jersey Statutes, Rheometrics, Inc. (the "Corporation") executes the following Certificate of Amendment to its Certificate of
Incorporation:

     1.  The name of the corporation is RHEOMETRICS, INC.

     2. The following amendment to the Certificate of Incorporation were approved by unanimous written consent of the directors of the Corporation on October 7, 1985, and thereafter duly adopted by unanimous written consent of the shareholders of the Corporation on the 7th day of October, 1985.

          RESOLVED, that Article Third of the Company's
     Certificate of Incorporation be amended in its entirety, to read as follows:

               "THIRD:  The Corporation is
          authorized to issue ten million
          (10,000,000) shares of Common Stock
          without par value."

     3. The number of shares outstanding and entitled to vote at the time of the adoption of the foregoing amendment was 1,472,500 shares.

     4. All 1,472,500 shares outstanding and entitled to vote at the time of the adoption of the foregoing amendment were voted in favor of such amendment.

     Dated this 16th day of October, 1985.

                              RHEOMETRICS, INC.

                              By: /s/ Ronald F. Garritano
                                     Vice President

                            /s/ Michael Starita, V. Pres.

                  CERTIFICATE OF AMENDMENT

             TO THE CERTIFICATE OF INCORPORATION

                    OF RHEOMETRICS, INC.

To:  Secretary of State
     CN-308
     State of New Jersey

FEIN:  61-0708419

     Pursuant to the provisions of Section 14A:9-2(4) and

Section 14A:9-4(3) Corporations, General, of the New Jersey

Statutes, Rheometrics, Inc. (the "Corporation") executes the following Certificate of Amendment to its Certificate of

Incorporation:

     1.  The name of the corporation is Rheometrics, Inc.

     2.  The following amendments to the Certificate of

Incorporation were approved by the Board of Directors, and

thereafter, duly adopted by the shareholders of the

Corporation on the 10th day of November 1994:

     RESOLVED, that Article First of the Company's

Certificate of Incorporation be amended in its entirety to

read as follows:



     FIRST:      The name of the Corporation is Rheometric

Scientific, Inc.



     RESOLVED, that Article Third of the Company's

Certificate of Incorporation be amended in its entirety to

read as follows:



     THIRD:  The Corporation is authorized to issue twenty

million (20,000,000) shares of Common Stock without par value.

     3.  The number of shares outstanding and entitled to

vote at the time of the adoption of the foregoing amendment

was 7,911,739.

     4.  The number of shares voted were as follows:

     The number of shares voted for the amendment to change

the name of the Corporation to Rheometric Scientific, Inc.

was  6,562,897; the number of shares voted to abstain was

2,385; the number of shares voted against the amendment was

275.

     The number of shares voted for the amendment to

increase the number of authorized shares of Common Stock to

twenty million (20,000,000) was 6,561,326; the number of

shares voted to abstain was 3,496; the number of shares

voted against the amendment was 735.



Dated this 10th day of  November, 1994



                              Rheometric Scientific, Inc.



                         By  /s/ R. E. Davis
                              Robert E. Davis
                              President and Chief Executive Officer